Exhibit 4.2

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                         COMMON STOCK WARRANT AGREEMENT

                           dated as of April 29, 2005

                                     between

                               IMMUNOMEDICS, INC.

                                       and

                   JPMORGAN CHASE BANK, N.A., as Warrant Agent

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                              Common Stock Warrants

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                             Expiring April 29, 2008














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                                TABLE OF CONTENTS


PARTIES....................................................................
RECITALS...................................................................

                                    ARTICLE I

                    ISSUANCE OF WARRANTS AND FORM, EXECUTION,
                DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

Section 1.01  Issuance of Warrants.........................................
Section 1.02  Form, Execution and Delivery of Warrant Certificates.........
Section 1.03  Transfer of Warrants.........................................
Section 1.04  Lost, Stolen, Mutilated or Destroyed Warrant Certificates....
Section 1.05  Cancellation of Warrant Certificates.........................
Section 1.06  Treatment of Holders of Warrant Certificates.................

                                   ARTICLE II

                EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.01  Exercise Price...............................................
Section 2.02  Duration of Warrants.........................................
Section 2.03  Exercise Of Warrants.........................................

                                   ARTICLE III

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 3.01  No Rights as Holders of Warrant Shares Conferred by
               Warrants or Warrant Certificates............................

                                   ARTICLE IV

                          CONCERNING THE WARRANT AGENT

Section 4.01  Warrant Agent................................................
Section 4.02  Limitations on Warrant Agent's Obligations...................
Section 4.03  Compliance with Applicable Laws..............................
Section 4.04  Resignation and Appointment of Successor.....................

                                    ARTICLE V

                                  MISCELLANEOUS

Section 5.01  Amendments...................................................
Section 5.02  Merger, Consolidation, Sale, Transfer or Conveyance..........
Section 5.03  Notices and Demands to the Company and Warrant Agent.........
Section 5.04  Addresses....................................................
Section 5.05  GOVERNING LAW................................................
Section 5.06  Obtaining of Governmental Approvals..........................
Section 5.07  Benefits of Warrant Agreement................................
Section 5.08  Headings.....................................................
Section 5.09  Severability.................................................
Section 5.10  Counterparts.................................................
Section 5.11  Inspection of Agreement......................................


                                    EXHIBITS

EXHIBIT A.        Form of Warrant Certificate

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                         COMMON STOCK WARRANT AGREEMENT

            WARRANT AGREEMENT, dated as of April 29, 2005 (as modified, amended or supplemented, this "Agreement"), between IMMUNOMEDICS, INC, a Delaware corporation (the "Company") and JPMORGAN CHASE BANK, N.A., as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:

            WHEREAS, the Company, proposes to issue and sell to the several purchasers, (collectively, the "Purchasers" and each, a "Purchaser"), upon the terms set forth in each purchase agreement between the Company and a Purchaser (collectively, the "Purchase Agreements", and each, a "Purchase Agreement"), its 5% Senior Convertible Notes due 2008 (the "Notes"), with warrants (each, a "Warrant, and together with the Notes, the "Securities") representing the right to purchase shares of common stock of the Company issuable upon conversion of the Notes or exercise of the warrants, ("Common Stock"). The shares of Common Stock issued upon exercise of the Warrants are referred to as the "Warrant Shares," and such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange, exercise and cancellation of the Warrants, and the Company wishes to set forth in this Agreement, among other things, the provisions of the Warrants, the form of the Warrant Certificates evidencing the Warrants and the terms and conditions upon which the Warrants may be issued, transferred, exchanged, exercised and canceled. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                    ISSUANCE OF WARRANTS AND FORM, EXECUTION,
                DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

            Section 1.01 Issuance of Warrants. (a) Pursuant to the terms of the Purchase Agreements, the Company will sell to each of the Purchasers multiples of (i) $1,000 in aggregate principal amount of Notes together with (ii) a Warrant to purchase 76.394 shares of Common Stock per $1,000 principal amount of Notes, at the Exercise Price set forth in Section 2.01.

            (b) Warrants shall be issued, with the Notes, and thereafter shall be detachable and may be traded separately subject to certain restrictions described herein, ("Transfer Restrictions"). The price of each unit shall be equal to 100% of the principal amount of the Notes included in such unit, plus accrued interest, if any, from the Closing Date (the "Unit Purchase Price"). Each Warrant Certificate included in such a unit shall evidence 76.394 Warrants for each $1,000 principal amount of Notes included in such unit.

            Section 1.02 Form, Execution and Delivery of Warrant Certificates.
(a) One or more Warrant Certificates evidencing Warrants to purchase not more than 3,600,000, Warrant Shares (except as provided in Sections 1.03, 1.04 and 2.03(e)) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter.

            (b) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved on steel engraved borders or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange on which the Warrants, the Notes or the Warrant Shares may be listed, or to conform to usage. Each Warrant Certificate shall be signed on behalf of the Company by its Chairman of the Board, President or any Executive, Senior Vice President or Corporate Secretary. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent together with an order for the countersignature and delivery of such Warrants.

            (c) The Warrant Agent shall, upon receipt of the order referred to in Section 1.02(b) and of any Warrant Certificate duly executed on behalf of the Company, countersign such Warrant Certificate and deliver such Warrant Certificate to or upon the order of the Company. Each Warrant Certificate shall be dated the date of the Warrant Agent's countersignature (the "Grant Date").

            (d) No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby may be exercised, unless such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

            (e) If any officer of the Company who has signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company as specified in this Section 1.02, regardless of whether at the date of the execution of this Agreement any such person was such officer.

            (f) The Holders (defined below) shall be entitled to receive Warrants in physical, certificated form.

            Section 1.03 Transfer of Warrants. (a) A Warrant Certificate may be transferred at the option of the Purchaser thereof upon surrender of such Warrant Certificate at the corporate trust office of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent (the Purchaser and any transferee or transferees pursuant to this Section 1.03, a "Holder") . Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

            (b) Upon surrender at the corporate office of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for such exchange, all in form satisfactory to the Company and the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates in any other authorized denominations; provided that such new Warrant Certificate(s) evidence the same aggregate number of Warrants as the Warrant Certificate(s) so surrendered. Upon any such surrender for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02, in the name of the Holder of such Warrant Certificates, the new Warrant Certificates.

            (c) The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates in accordance with Section 1.02 and transfers, exchanges, exercises and cancellations of outstanding Warrant Certificates. Whenever any Warrant Certificates are surrendered for transfer or exchange in accordance with this Section 1.03, an authorized officer of the Warrant Agent shall manually countersign and deliver the Warrant Certificates which the Holder making the transfer or exchange is entitled to receive.

            (d) No service charge shall be made for any transfer or exchange of Warrant Certificates, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

            Section 1.04 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a protected purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. No service charge, other than as set forth in this Section 1.04, shall be made for any replacement of Warrant Certificates. The Company and/or the Warrant Agent may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange. The Warrant Agent may require the Holder to pay for "lost certificate bond" fee, the amount of which to be determined by the Warrant Agent, for any replacement Warrant Certificate issuance hereunder. To the extent permitted under applicable law, the provisions of this Section 1.04 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude any and all other rights or remedies.

            Section 1.05 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered to the Warrant Agent for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in accordance with its customary procedures. Any Warrant Certificate surrendered to the Company for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly delivered to the Warrant Agent and such transfer, exchange or exercise shall not be effective until such Warrant Certificate has been received by the Warrant Agent.

            Section 1.06 Treatment of Holders of Warrant Certificates. (a) The term "Holder", as used herein, shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

            (b) Every Holder consents and agrees with the Company, the Warrant Agent and with every subsequent Holder that until the Warrant Certificate is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner of the Warrants evidenced thereby for any purpose and as the person entitled to exercise the rights attaching to the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                   ARTICLE II

                EXERCISE PRICE, DURATION AND EXERCISE OF WARRANTS

            Section 2.01 Exercise Price. The initial exercise price of each Warrant shall equal $2.98 per Warrant Share, subject to customary adjustment for dilutive events.

            Section 2.02 Duration of Warrants. Each Warrant may be exercised in whole or in part on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the effective date of the Share Increase, as defined in the Purchase Agreement, and ending at 5:00 P.M., New York time, on the third anniversary of the issuance of the Securities (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the Holder under this Agreement shall cease.

            As used herein, the term "Business Day" means any day which is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

            Section 2.03 Exercise Of Warrants.

            (a) A Holder may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the "Exercise Date") to the Warrant Agent at its corporate trust department (i) the Warrant Certificate evidencing the Warrants to be exercised, (ii) an election to purchase the Warrant Shares ("Election to Purchase"), properly completed and executed by the Holder on the reverse of the Warrant Certificate and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by bank wire transfer in immediately available funds. If any of (a) the Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Holder and the Company. Neither the Company nor the Warrant Agent shall have any obligation to inform a Holder of the invalidity of any exercise of Warrants. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account with the Warrant Agent for such purpose and shall advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account.

            (b) In lieu of cash pursuant to Section 2.03(a)(iii) above, the Holder may elect to exchange all or some of this Warrant for Warrant Shares equal to the value of the amount of the Warrant Certificate being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2.03(b), the Warrant Holder shall tender to the Company the Warrant Certificate for the amount being exchanged, along with written notice of the Holder's election to exchange some or all of this Warrant, and the Company shall promptly issue to the Holder (but in any case, within three Business Days) the number of shares of Common Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

Where:      X =   The number of Warrant Shares to be issued to the Warrant
                  Holder.

            Y = The number of Warrant Shares purchasable under the Warrant Certificate being exchanged (as adjusted to the date of such calculation).

            A = The means the volume weighted average sales price of the Company's Common Stock for the 5 trading day period preceding the date of exercise of the Warrant.

            B = The Exercise Price (as adjusted to the date of such calculation).

            (c) The Warrant Agent shall, on the Business Day following the Exercise Date of any Warrant, advise the Company and the transfer agent and registrar in respect of the Warrant Shares issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, the instructions of each Holder or Participant, as the case may be, with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and such other information as the Company or such transfer agent and registrar shall reasonably require.

            (d) The Company shall, by 5:00 P.M., New York time, on the third Business Day next succeeding the Exercise Date, execute, issue and deliver to the Warrant Agent, the Warrant Shares to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. Upon receipt of such Warrant Shares, the Warrant Agent shall, by 5:00 P.M., New York time, on the fifth Business Day next succeeding, transmit such Warrant Shares, to or upon the order of the Holder, together with, or preceded by the prospectus referred to in Section 5.06 hereof. The Company agrees that it will provide such information and documents to the Warrant Agent as may be necessary for the Warrant Agent to fulfill its obligations hereunder.

            (e) The accrual of dividends, if any, on the Warrant Shares issued upon the valid exercise of any Warrant will be governed by the terms of the Company's certificate of incorporation and such Warrant Shares. From and after the issuance of such Warrant Shares, the former Holder of the Warrants exercised will be entitled to the benefits of the Company's certificate of incorporation under which such Warrant Shares are issued, and such former Holder's right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions of the Company's certificate of incorporation and the Warrant Shares.

            (f) Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in
Section 1.02 hereof, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder.

            (g) Neither the Company not the Warrant Agent shall be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares; and in the event that any such transfer is involved, neither the Company nor the Warrant Agent shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid or it has been established to the Company's and the Warrant Agent's satisfaction that no such tax or other charge is due.

            Section 2.04 Adjustment Under Certain Circumstances. The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment upon (i) the issuance of a stock dividend to the holders of the outstanding Warrant Shares or a combination, subdivision or reclassification of the Common Stock; (ii) the issuance of rights, warrants or options to all holders of the Common Stock entitling the holders thereof to purchase Common Stock for an aggregate consideration per share less than the current market price per share of the Common Stock; or (iii) any distribution by the Company to the holders of the Common Stock of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of consolidated earnings and earned surplus and dividends or distributions referred to in (i) above); provided that no such adjustment in the number of Warrant Shares purchasable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. The adjustments to be made under this Section 2.04 shall be determined by the Company and such determination shall be final and binding upon the Holders.

                                   ARTICLE III

           OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

            Section 3.01 No Rights as Holders of Warrant Shares Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a holder of any Warrant Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

            Section 3.02 Warrant Anti-dilution Provisions. (a) The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted from time to time as follows:

            (i) If and whenever on or after April 29, 2005 (the "Original Grant Date"), the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock, Options or Convertible Securities (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding Exempted Issuances (as defined below)), for a consideration per share less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Exercise Price pursuant to the immediately preceding sentence, the number of shares of Common Stock acquirable upon exercise of each Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Warrant, "Exempted Issuances" shall mean: (i) the issuance or grant of equity securities of the Company to officers or employees of the Company or any subsidiary thereof pursuant to any management equity rights plan or other equity-based employee benefits plan or arrangement that has been duly authorized by the Company's Board of Directors or a committee thereof; and
      (ii) the issuance of shares of Common Stock in connection with the conversion of the Notes or exercise of the Warrants.

            (b) For purposes of determining the adjusted Exercise Price under
Section 3.02(a) above, the following shall be applicable:

            (i) If the Company grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3.02(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

            (ii) If the Company issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3.02(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 3.02(b), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

            (iii) If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this Section 3.02(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

            (c) For purposes of determining the adjusted Exercise Price under Sections 3.02(a) and 3.02(b), the following shall be applicable:

            (i) In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greater of $0.01 and the specific aggregate consideration, if any, allocated to such Options (in either case, the "Option Consideration") and, for purposes of applying the provisions of this Section 3.02, the Option Consideration shall be allocated pro rata among all the shares of Common Stock issuable upon exercise of such Options to determine the consideration per each such share of Common Stock and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below with respect to each share of Common Stock represented thereby), less the sum of (1) the Black-Scholes Value (as defined below) of such Options and (2) the Option Consideration. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holder of this Warrant. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder of this Warrant. The determination of such appraiser shall be final and binding upon all parties absent error, and the fees and expenses of such appraiser shall be borne by the Company.

            (ii) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (iii) The "Black-Scholes Value" of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the "option striking price" being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the "Valuation Date"), (ii) the "interest rate" being equal to the interest rate on one-year United States Treasury Bills issued most recently prior to the Valuation Date (or if such rate is not available then an equivalent rate determined jointly by the Company and the holder of this Warrant), (iii) the "time until option expiration" being the time from the Valuation Date until the expiration date of such Option, (iv) the "current stock price" being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the "volatility" being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg "HVT" screen), and (vi) the "dividend rate" being equal to zero. Within three (3) Business Days after the Company Valuation Date, each of the Company and the holder of this Warrant shall deliver to the other a written calculation of its determination of the Black-Scholes value of the Options. If the holder and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within five (5) Business Days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (jointly selected by the Company and the holder of this Warrant) within seven (7) Business Days of the Valuation Date. The Company shall cause such investment banking firm to perform the calculations and notify the company and the holder of the results no later than ten (10) Business Days after the Valuation Date. Such investment banking firm's calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent error. The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

            (d) If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 3.02(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) If any event occurs of the type contemplated by the provisions of this Section 3.02 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 3.02. Notwithstanding anything to the contrary contained in this Section 3.02, in no event shall the Exercise Price be reduced below the par value of the Common Stock.

            (f) Notices. Immediately upon any adjustment of the Exercise Price or the number of Warrant Shares to be issued to the Warrant Holder pursuant to this Section 3.02, the Company will give written notice thereof to the holder of this Warrant and the Warrant Agent, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

            (g) Responsibility of Warrant Agent for Anti-Dilution Provisions(h) .. The Warrant Agent has no duty to determine when an adjustment under this
Section 3.02 should be made, how it should be made or what it should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to comply with this
Section 3.02.

            Section 3.03 Definitions.

            (a) "Approved Stock Plan" means any employee benefit plan that has been approved by the Board of Directors and shareholders of the Company prior to the date of the Grant Date, pursuant to which the Company's securities may be issued to any consultant, employee, officer or director for services provided to the Company.

            (b) "Convertible Securities" means any stock or securities (other than Options and Exempted Issuances) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

            (c) "Options" means (other than Exempted Issuances) any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                                   ARTICLE IV

                          CONCERNING THE WARRANT AGENT

            Section 4.01 Warrant Agent. The Company hereby appoints JPMorgan Chase Bank, N.A. as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions herein set forth, and JPMorgan Chase Bank, N.A. hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.

            Section 4.02 Limitations on Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time shall be subject:

            (a) Compensation and Indemnification. The Company agrees to pay the Warrant Agent compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for all reasonable expenses (including reasonable counsel and agent fees) incurred by the Warrant Agent in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct, arising out of or in connection with its acting as Warrant Agent hereunder.

            (b) Agent for the Company. In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants except as expressly set forth herein.

            (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

            (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Warrants, Notes or Warrant Shares, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under either Indenture.

            (f) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

            (g) No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereon).

            (h) No Responsibility for Recitals. The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

            (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 5.03 hereof, to make any demand upon the Company.

            Section 4.03 Compliance with Applicable Laws. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding.

            Section 4.04 Resignation, Removal and Appointment of Successor.

            (a) The Company agrees, for the benefit of the Holders from time to time, that there shall at all times be a Warrant Agent hereunder until all the Warrants issued hereunder have been exercised or have expired in accordance with their terms, which Warrant Agent shall be a bank or trust company organized under the laws of the United States of America or one of the states thereof, which is authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, has a combined capital and surplus of at least $50,000,000 and has an office or an agent's office in the United States of America.

            (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires such resignation to become effective; provided that such date shall not be less than thirty (30) days after the date on which such notice is given, unless the Company agrees to accept such notice less than thirty (30) days prior to such date of effectiveness. If no such Successor Warrant Agent has accepted appointment on the date that is thirty (30) days from the date of delivery of the Warrant Agent's resignation notice, the resigning Warrant Agent may petition a court of competent jurisdiction for the appointment of a successor Warrant Agent.

            (c) The Company may remove the Warrant Agent at any time by giving written notice to the Warrant Agent of such removal, specifying the date on which it desires such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company qualified as set forth in Section 4.04(a)) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 4.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

            (d) If at any time the Warrant Agent shall resign, or shall cease to be qualified as set forth in Section 4.04(a), or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under any applicable Federal or State bankruptcy or insolvency law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver, conservator or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or to meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of any applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as set forth in Section 4.04(a), shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as herein provided of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent under this Agreement.

            (e) Any successor Warrant Agent appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent under this Agreement, and such predecessor, upon payment of its charges and disbursements then unpaid in accordance with Section 4.02(a), shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent under this Agreement.

            (f) Any corporation into which the Warrant Agent may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, in each case provided that it shall be qualified as set forth in Section 4.04(a), shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, including, without limitation, any successor to the Warrant Agent first named above.

                                    ARTICLE V

                                  MISCELLANEOUS

            Section 5.01 Amendments.

            (a) This Agreement and any Warrant Certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a "Supplemental Agreement"), without the consent of the Holder of any Warrant, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement or the Warrant Certificates,
(ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) issuing definitive Warrant Certificates in accordance with paragraph (b) of Section 1.03, (v) adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company under this Agreement, or (vi) amending this Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holders in any material respect.

            (b) The Company and the Warrant Agent may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; provided, however, that, without the consent of each Holder of Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of Warrant Shares purchasable upon exercise of the Warrants or so as to increase the exercise price (other than as provided by Section 2.03), (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the Holders in any material respect, or
(iv) reduces the number of unexercised Warrants the consent of the Holders of which is required for amendment of this Agreement or the Warrants.

            Section 5.02 Merger, Consolidation, Sale, Transfer or Conveyance. The Company may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that (i) either (x) the Company is the continuing corporation or (y) the corporation (if other than the Company) that is formed by or results from any such consolidation or merger or that receives such assets is a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation assumes the obligations of the Company with respect to the performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company and
(ii) the Company or such successor corporation, as the case may be, must not immediately be in default under this Agreement. If at any time there shall be any consolidation or merger or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, then in any such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrant Certificates as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and, in the event of any such sale, lease, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing the Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificates theretofore issued. Such Warrant Certificates shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates evidencing the Warrants theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of the execution hereof. In any case of any such merger or consolidation or sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Warrant Certificates, as may be appropriate.

            Section 5.03 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder or a Participant, as the case may be, the Warrant Agent shall promptly forward such notice or demand to the Company.

            Section 5.04 Addresses. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to JPMorgan Chase Bank, N.A., 4 New York Plaza, 15th Floor New York, New York 10004,
Attention: Institutional Services, and any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Immunomedics, Inc. 300 American Road Morris Plains, NJ 07950, Attention: General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company, as the case may be). The Company or the Warrant Agent shall give notice to the Holders of Warrants by mailing written notice by first class mail, postage prepaid, to such Holders as their names and addresses appear in the books and records of the Warrant Agent.

            Section 5.05 GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

            Section 5.06 Obtaining of Governmental Approvals. The Company shall from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, which the Company may deem necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Warrants, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Shares to be issued upon exercise of Warrants or upon the expiration of the period during which the Warrants are exercisable.

            Section 5.07 Benefits of Warrant Agreement. Nothing in this Agreement or any Warrant Certificate expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and their respective successors and assigns or the holders any right, remedy or claim under or by reason of this Agreement or any Warrant Certificate or of any covenant, condition, stipulation, promise or agreement hereof or thereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or any Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and of the Holders.

            Section 5.08 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            Section 5.09 Severability. If any provision in this Agreement or in any Warrant Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

            Section 5.11 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times and during normal business hours at the principal corporate trust office of the Warrant Agent and at the office of the Company at 300 American Road Morris Plains, NJ 07950, for inspection by any Holder. The Warrant Agent may require any such Holder to submit satisfactory proof of ownership for inspection by it.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       IMMUNOMEDICS, INC.


                                       By: ___________________________________
                                          Name:
                                          Title:

                                       JPMORGAN CHASE BANK, N.A., as Warrant
                                          Agent


                                       By: ___________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

PRIOR TO THE SHARE INCREASE, THIS WARRANT CERTIFICATE CANNOT BE EXERCISED IN WHOLE OR IN PART.

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN.

                         Warrant Certificate evidencing

                              Warrants to Purchase

                                  Common Stock

                              as described herein.

                               IMMUNOMEDICS, INC.

No. ___________                                        CUSIP No. _____________

          VOID AFTER [5:00 P.M.], NEW YORK TIME, ON _______ __, ___

            This certifies that ________________________ or registered assigns is the registered holder of __________ warrants to purchase certain securities (the "Warrants"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Immunomedics, Inc., a Delaware corporation (the "Company"), [ ] shares of the Company's Common Stock (the "Warrant Shares"), at the Exercise Price set forth below. The initial exercise price of each Warrant (the "Exercise Price") shall be [ ].

            Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the date of the Share Increase, as defined in the Purchase Agreement, becomes effective, and ending at 5:00 P.M., New York time, on the third anniversary of the issuance of the Securities (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

            The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the "Exercise Date") to JPMorgan Chase Bank, N.A. (the "Warrant Agent", which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 4 New York Plaza, 15th Floor New York, New York 10004, (i) this Warrant Certificate, (ii) an election to purchase ("Election to Purchase"), properly executed by the holder hereof on the reverse of this Warrant Certificate and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the holder of the Warrants. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants. As used herein, the term "Business Day" means any day which is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in The City of New York.

            Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 1.02 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

            This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of April 29, 2005 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 300 American Road Morris Plains, NJ 07950.

            The accrual of dividends, if any, on the Warrant Shares issued upon the valid exercise of any Warrant will be governed by the terms of the Company's certificate of incorporation and such Warrant Shares. From and after the issuance of such Warrant Shares, the former holder of the Warrants exercised will be entitled to the benefits of the Company's certificate of incorporation under which such Warrant Shares are issued and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions of the Company's certificate of incorporation and the Warrant Shares.

            The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment in accordance with
Section 3.02 of the Warrant Agreement and upon (i) the issuance of a stock dividend to the holders of the outstanding shares of Warrant Shares or a combination, subdivision or reclassification of the Warrant Shares; (ii) the issuance of rights, warrants or options to all holders of the Warrant Shares entitling the holders thereof to purchase Warrant Shares for an aggregate consideration per share less than the current market price per share of the Warrant Shares; or (iii) any distribution by the Company to the holders of the Warrant Shares of evidences of indebtedness of the Company or of assets (excluding cash dividends or distributions payable out of consolidated earnings and earned surplus and dividends or distributions referred to in (i) above); provided that no such adjustment in the number of Warrant Shares purchasable upon exercise of the Warrants will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Any adjustment to be made to this Warrant Certificate shall be made pursuant to Section 2.03 of the Warrant Agreement as determined by the Company in good faith and such determination shall be final and binding upon the Holders of the Warrants.

            Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the corporate trust office of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

            Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Warrant Shares, including, without limitation, the right to receive the payments of principal of (and premium, if any), and interest, if any, on Debt Securities or Units consisting of Debt Securities purchasable upon such exercise, to enforce any of the covenants in the applicable Indenture, the right to receive dividends, if any, payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

            The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

            THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

            This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of April 29, 2005

                                       IMMUNOMEDICS, INC.


                                       By: ___________________________________
                                          Name:
                                          Title:

                                       JPMORGAN CHASE BANK, N.A., as Warrant
                                          Agent


                                       By: ___________________________________
                                          Name:
                                          Title:

                                    [REVERSE]

                      Instructions for Exercise of Warrant

            To exercise the Warrants evidenced hereby, the holder must, by 5:00 P.M., New York time, on the specified Exercise Date during the Exercise Period, deliver to the Warrant Agent at its corporate trust department, a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. 10222363.1, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below. This Warrant Certificate and the Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date during the exercise period.

                              ELECTION TO PURCHASE
                    TO BE EXECUTED IF WARRANT HOLDER DESIRES
                    TO EXERCISE THE WARRANTS EVIDENCED HEREBY

            The undersigned hereby irrevocably elects to exercise, on __________, ____ (the "Exercise Date"), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, [___________] shares of Common Stock (the "Warrant Shares") of Immunomedics, Inc., a Delaware corporation (the "Company"), and represents that on or before the Exercise Date such holder has tendered payment for such Warrant Shares by (i) bank wire transfer in immediately available funds to the order of the Company c/o [Name and address of Warrant Agent], in the amount of $_____________ in accordance with the terms hereof or
(ii) by cashless exercise as set forth in Section 2.03(b) of the Warrant Agreement. The undersigned requests that said number of Warrant Shares be in fully registered form, in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

            If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ______________ __, ____

Name__________________________
(Please Print) / / / /- / / /- / / / / /
(Insert Social Security or Other
Identifying Number of Holder)
Address_______________________

Signature___________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

            By hand at

            By mail at

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

Name in which Warrant Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

___________________________

Address to which Warrant Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

                                          _____________________________________
                                          (Street Address)

                                          _____________________________________
                                          (City and State) (Zip Code)

Name in which Warrant Certificate
evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

                                          ______________________________________

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

                                          ______________________________________
                                          (Street Address)

                                          ______________________________________
                                          (City and State) (Zip Code)

                                          ______________________________________
                                          Signature

(Signature must conform in all respects
to the name of the holder as specified
on the face of this Warrant Certificate.
If Warrant Shares, or a Warrant
Certificate evidencing unexercised
Warrants, are to be issued in a name
other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a member firm of a registered national stock exchange, a member of the National Association of Securities Dealers, Inc., a participant in the Security Transfer Agents
Medallion Program or the Stock Exchange
Medallion Program, or by a commercial
bank or trust company having an office
or correspondent in the United States.)

SIGNATURE GUARANTEE

Name of Firm _________________

Address ______________________

Area Code
and Number ___________________

Authorized
Signature ____________________

Name _________________________

Title ________________________

Dated: ________________, 200__

                                   ASSIGNMENT

              (FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
                 DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

            FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto _________________________________________________________________
  (Please print name and address including zip code)
  (Please insert social security or other identifying number)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:


                                    ____________________________________________
                                    Signature

                                    (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program, or by a commercial bank or trust company having an office or correspondent in the United States)

SIGNATURE GUARANTEE

Name of Firm _________________

Address ______________________

Area Code
and Number ___________________

Authorized
Signature ____________________

Name _________________________

Title ________________________




Dated: ________________, 200__